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                                 [LETTERHEAD]


                                                                       EXHIBIT 5





                                  July 9, 1996



Healthcare Realty Trust Incorporated
Suite 400
3310 West End Avenue
Nashville, Tennessee  37203

                 Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

                 We have acted as counsel to Healthcare Realty Trust Incorporated, a Maryland real estate investment trust (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on July 12, 1996, relating to the registration of up to $50,000,000 in aggregate amount of shares of common stock, $.01 par value (the "Common Shares"), all of which Common Shares may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

                 In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Moreover, we have assumed that the issuance, sale, amount and terms of the Common Shares to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Second Articles of Amendment and Restatement (the "Articles of Incorporation"), and applicable Maryland law.

                 Based upon, subject to and limited by the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933 (the "Act"), the Common Shares, when issued and delivered in the manner and upon the terms described in the
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Healthcare Realty Trust Incorporated
July 9, 1996
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Registration Statement, the applicable Prospectus Supplement and the applicable
Board Action, will be duly authorized and validly issued, fully paid and non-assessable by the Company.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                       Very truly yours,



                                       WALLER LANSDEN DORTCH & DAVIS
                                       A Professional Limited Liability Company